FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                           XEROX CREDIT CORPORATION
             ______________________________________________________
             (Exact name of registrant as specified in its charter)

                Delaware                              06-1024525
________________________________________ ____________________________________
(State of incorporation or organization) (I.R.S. employer identification no.)

        100 First Stamford Place
            P. O. Box 10347
             Stamford, CT                             06904-2347
________________________________________     ___________________________
(Address of principal executive offices)             (Zip code)

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                       Name of each exchange on which
to be so registered                       each class is to be registered
___________________                       ______________________________

7.20% Notes due 2012                         New York Stock Exchange


     This form relates to the registration of a class of "debt securities", as defined in Rule 3a12-11(c) under the Act, pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [X].

     The issuer of these securities is subject to and in compliance with the reporting requirements under Section 12 or Section 15(d) of the Act.

     The offer and sale of these securities were registered with the Commission under the Securities Act of 1933.

     Securities Act registration statement file number to which this form relates (for any registration statement that the issuer is filing concurrently with this form): N/A

     All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange. Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

     In connection with the issuance of these securities, the issuer has received opinion(s) of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the "Debt Securities"); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable; and the effectiveness of the securities under the Securities Act of 1933, or, if not registered, the reasons why not.

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the securities to be registered contained in Registration Statement No. 33-61481 declared effective by the Commission on November 2, 1995 and in the Prospectus Supplement dated November 2, 1995 are hereby incorporated herein by reference in answer to this item.

Item 2.  EXHIBITS.

     None.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REGISTRANT    XEROX CREDIT CORPORATION

DATE          April 7, 1999

BY            /s/ MARTIN S. WAGNER
                  Martin S. Wagner, Secretary


                            Listing Application to
                        New York Stock Exchange, Inc.
                              (983931-4/7/99-1)

     The New York Stock Exchange, Inc. hereby authorizes the above referenced debt securities of Xerox Credit Corporation and certifies to the Securities and Exchange Commission its approval for the listing and registration of such securities under the Act:


BY:           _________________________
              Janice O'Neill
              Vice President
              Listing Operations